Exhibit 11



                         CONTINENTAL HOMES HOLDING CORP.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                                                  Years ended May 31,
                                                                                  -------------------
                                                                                1996               1995
                                                                                ----               ----
Fully diluted:
Income from Operations                                                        $ 25,787           $ 13,821
Interest expense on convertible subordinated
  notes, net of income taxes                                                     2,778              1,604
                                                                              --------           --------
                                                                              $ 28,565           $ 15,425
                                                                              ========           ========

Net income                                                                    $ 18,869           $ 13,821
Interest expense on convertible subordinated
  notes, net of income taxes                                                     2,778              1,604
                                                                              --------           --------
                                                                              $ 21,647           $ 15,425
                                                                              ========           ========
Weighted average number of shares outstanding                                    6,960              6,948
Conversion of convertible subordinated notes (42.105 shares
  per $1,000 principal amount of notes)                                          2,490              1,489
Incremental shares relating to stock options exercisable                            85                 46
                                                                              --------           --------
Weighted average number of shares outstanding
  assuming full dilution                                                         9,535              8,483
                                                                              ========           ========
Fully diluted income from operations per share                                $   3.00           $   1.82
                                                                              ========           ========
Fully diluted net income per share                                            $   2.27           $   1.82
                                                                              ========           ========